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                                                                     Exhibit 5



                                  July 30, 2002


The Elder-Beerman Stores Corp.
3155 El-Bee Road
Dayton, Ohio  45439

Re: 500,000 Shares of Common Stock Without Par Value Issued Pursuant to The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan
      (As Amended and Restated as of September 21, 2000)
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Ladies and Gentlemen:

         We are acting as counsel for The Elder-Beerman Stores Corp., an Ohio corporation (the "COMPANY"), in connection with the issuance and sale of 500,000 shares of Common Stock, without par value, of the Company (the "COMMON SHARES") pursuant to The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan (As Amended and Restated as of September 21, 2000) (the "PLAN").

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

         1. The Common Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plan against payment of the consideration therefor as provided therein, will be validly issued, fully paid, and nonassessable; and

         2. When issued in accordance with the terms of the Rights Agreement, dated as of December 30, 1997, (the "RIGHTS AGREEMENT"), between the Company and Norwest Bank Minnesota, N.A., as rights agent, the Rights (as defined in the Rights Agreement) will be validly issued.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Ohio. We express no opinion with respect to any other law of the State of Ohio or any other jurisdiction.

         The opinion set forth in paragraph 2 is limited to the valid issuance of the Rights under the corporation laws of the State of Ohio. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the



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The Elder-Beerman Stores Corp.
July 30, 2002
Page 2


enforceability of any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Directors of the Company have acted and will act in the good faith exercise of their business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.

         In rendering the opinion set forth in paragraph 2 above, moreover, we note that our research indicates that there are no reported decisions applying Ohio law concerning the authorization or issuance of securities substantially similar to the Rights. In the absence of directly applicable judicial authority, we have considered the pertinent provisions of Ohio corporation law and the decisions of courts applying the laws of other jurisdictions to analogous factual situations. Although such decisions may be persuasive to Ohio courts, they have no binding precedential effect.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by the Company to effect registration of the Common Shares and the Rights associated therewith under the Securities Act of 1933 (the "ACT") and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,



                                                /s/ Jones, Day, Reavis & Pogue